Exhibit 99.T3A.7

DUPLICATE Number: BC1005472 CERTIFICATE OF INCORPORATION BUSINESS CORPORATIONS ACT I Hereby Certify that ESSAR TECH (CANADA) LIMITED was incorporated under the Business Corporations Act on June 16, 2014 at 03:21 PM Pacific Time. Issued under my hand at Victoria, British Columbia On June 16, 2014 CAROL PREST Registrar of Companies Province of British Columbia Canada